THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

October 25, 2006

Frank Funds

6 Stacy Court

Parsippany, New Jersey  07054

Re: Frank Funds, File Nos. 333-113657 and 811-21532

Gentleman:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Frank Funds’ Registration Statement (the “Registration Statement”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/  THOMPSON HINE LLP

THOMPSON HINE LLP

609072.1